UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
     Date of report (Date of earliest event reported):     November 6, 2008
Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 6, 2008, Sparton Corporation (the “Company” and sometimes “Sparton”) entered into an employment agreement with Cary B. Wood (“Mr. Wood”) providing for the employment of Mr. Wood as the Chief Executive Officer of the Company (the “Agreement”). A copy of the Agreement is filed with this report as Exhibit 10.2.
The material terms and conditions of Mr. Wood’s employment agreement with the Company, include without limitation, his duties as Chief Executive Officer of the Company, membership on the Company’s Board of Directors, at-will employment, three-year term, base salary, annual performance incentive for fiscal years 2009, 2010, 2011 & 2012, long-term stock incentives, signing bonus, relocation benefits, and termination are set forth in the document entitled Summary of Final Terms for Cary B. Wood Employment Agreement (the “Summary”) which is filed with this report as Exhibit 10.1.
The foregoing description of the Summary and the Agreement are qualified in their entirety by reference to the full text of the Summary and the Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and the Summary is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2008, the Company issued a press release entitled “Sparton Corporation Announces Appointment of New Chief Executive Officer”, a copy of which is attached hereto as Exhibit 99.1.
On November 6, 2008 Mr. Wood and the Board of Directors of the Company entered into the Agreement whereby Mr. Wood will serve as the Company’s Chief Executive Officer, effective as of November 24, 2008 (the “Effective Date”). As described in the press release, Richard L. Langley, who has served as Sparton’s Interim Chief Executive Officer and President since February of 2008, will remain President of the Company.
Mr. Wood has over 20 years of experience in both public and private company settings, and began his career with General Motors. Mr. Wood has held positions of increasing responsibility with, among others, United Technologies, Formica and Elkay Corporation. Since late 2004, Mr. Wood has worked for Citation Corporation as its Chief Operating Officer. Citation is a private company with foundry, machining, and assembly operations. . Other than the Agreement, there is no arrangement or understanding between Wood and any other persons pursuant to which he was selected as an officer.
The material terms and conditions of Mr. Wood’s employment agreement with the Company, include without limitation, his duties as Chief Executive Officer of the Company, membership on the Company’s Board of Directors, at-will employment, three-year term, base salary, annual performance incentive for fiscal years 2009, 2010, 2011 & 2012, long-term stock incentives, signing bonus, relocation benefits, and termination are set forth in the Summary, which is filed with this report as Exhibit 10.1 and incorporated by reference.

On November 6, 2008 Mr. Wood accepted the offer of the Board of Directors of Sparton to serve as a director of Sparton, effective as of the Effective Date. Other than the Agreement, there is no arrangement or understanding between Mr. Wood and any other persons pursuant to which he was selected as a director.
As of the Effective Date, Wood will serve as a member of the Executive Committee but at the time of this filing has not been named to serve on any other committee of the Board of Directors of Sparton, and the information about whether Mr. Wood is expected to be named to serve on any committees of the Board of Directors of Sparton is not determined or is unavailable at the time of this filing.
The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Summary of Final Terms for Cary B. Wood Employment Agreement dated November 6, 2008 by and between Sparton Corporation and Cary B. Wood

	Exhibit 10.2	Employment Agreement dated November 6, 2008, by and between Sparton Corporation and Cary B. Wood

	Exhibit 99.1	Press release dated November 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
By:	/s/ Richard L. Langley
Richard L. Langley, Chief Executive Officer & President

Date: November 13, 2008

EXHIBIT INDEX

Number	Description

Exhibit 10.1	Summary of Final Terms for Cary B. Wood Employment Agreement dated November 6, 2008 by and between Sparton Corporation and Cary B. Wood

Exhibit 10.2	Employment Agreement dated as of November 6, 2008, by and between Sparton Corporation and Cary B. Wood

Exhibit 99.1	Press release dated November 10, 2008